Exhibit 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces First Quarter 2013 Earnings and Dividend Declaration

Warren, Pennsylvania — April 22, 2013

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2013 of $15.3 million, or $0.17 per diluted share.  This represents an increase of $117,000, or 0.8%, over the same quarter last year when net income was $15.2 million, or $0.16 per diluted share, and a decrease of $1.0 million, or 6.3%, compared to the quarter ended December 31, 2012 when net income was $16.3 million, or $0.18 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 5.45% and 0.78% compared to 5.29% and 0.76% for the same quarter last year and 5.65% and 0.81% for the quarter ended December 31, 2012.

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.12 per share payable on May 16, 2013, to shareholders of record as of May 2, 2013.  This represents the 74th consecutive quarter in which the Company has paid a cash dividend.

Net interest income decreased by $917,000, or 1.4%, to $64.5 million for the quarter ended March 31, 2013, from $65.4 million for the quarter ended March 31, 2012, as a $4.7 million decrease in interest income on loans receivable and a $1.3 million decrease in interest income from investment securities was partially offset by a $5.1 million decrease in interest paid on deposit accounts.  These changes from the previous year were primarily due to continued competitive pricing pressure, decreases in market interest rates and adjustable rate loans re-pricing at lower interest rates.

The provision for loan losses increased by $871,000, or 13.9%, to $7.2 million for the quarter ended March 31, 2013, from $6.3 million for the quarter ended March 31, 2012.  As of March 31, 2013, the allowance for loan losses was $72.0 million, or 1.28% of total loans, compared to $72.9 million, or 1.30% of total loans, as of March 31, 2012 and $73.2 million, or 1.28% of total loans, as of December 31, 2012.  The increase in the provision for loan losses is partially attributable to an increase in nonperforming loans to $125.7 million as of March 31, 2013, from $125.0 million as of March 31, 2012.  Additionally, net charge-offs for the quarter ended March 31, 2013, increased by $3.9 million, to $8.4 million compared to $4.5 million in the same quarter last year.

Noninterest income increased by $2.3 million, or 16.4%, to $15.9 million for the quarter ended March 31, 2013, from $13.6 million for the quarter ended March 31, 2012, due primarily to a decrease in loss on real estate owned of $940,000. Additionally, insurance commission income increased by $577,000 as a result of the recent acquisition of the Bert Insurance Group.

Noninterest expense increased by $195,000, or 0.4%, to $51.5 million for the quarter ended March 31, 2013, from $51.3 million for the quarter ended March 31, 2012, due primarily to an increase in premises and occupancy costs of $405,000, or 7.0%.  This increase is primarily the result of increased snow removal costs compared to last year. Partially offsetting this increase was a decrease in processing expense of $289,000, which was primarily due to a decrease in ATM and debit card transaction processing expense.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products as well as benefits and wealth management services. Northwest operates 166 community banking offices in Pennsylvania, New York, Ohio and Maryland and 52 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	(Unaudited)
	March 31,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$71,607	88,277
Interest-earning deposits in other financial institutions	512,949	362,794
Federal funds sold and other short-term investments	634	633
Marketable securities available-for-sale (amortized cost of $1,085,155 and 1,053,122)	1,112,104	1,079,074
Marketable securities held-to-maturity (fair value of $149,105 and $161,969)	143,253	155,081
Total cash, interest-earning deposits and marketable securities	1,840,547	1,685,859

Residential mortgage loans held for sale	3,823	15,441
Residential mortgage loans	2,370,561	2,400,208
Home equity loans	1,052,485	1,076,637
Other consumer loans	218,464	235,367
Commercial real estate loans	1,572,948	1,585,833
Commercial loans	392,004	388,994
Total loans receivable	5,610,285	5,702,480
Allowance for loan losses	(72,009)	(73,219)
Loans receivable, net	5,538,276	5,629,261

Federal Home Loan Bank stock, at cost	47,332	46,834
Accrued interest receivable	23,963	23,313
Real estate owned, net	24,035	26,165
Premises and Equipment, net	138,950	138,824
Bank owned life insurance	138,123	137,044
Goodwill	174,463	174,461
Other intangible assets	3,181	3,529
Other assets	65,620	77,310
Total assets	$7,994,490	7,942,600

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$787,308	755,429
Interest-bearing demand deposits	864,168	851,771
Savings deposits	2,327,623	2,271,311
Time deposits	1,821,052	1,886,089
Total deposits	5,800,151	5,764,600
Borrowed funds	859,860	860,047
Advances by borrowers for taxes and insurance	27,160	23,325
Accrued interest payable	1,180	888
Other liabilities	55,465	62,177
Junior subordinated debentures	103,094	103,094
Total liabilities	6,846,910	6,814,131

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 93,802,335 shares and 93,652,960 shares issued and outstanding, respectively	938	937
Paid-in-capital	615,160	613,249
Retained earnings	565,594	550,296
Unallocated common stock of Employee Stock Ownership Plan	(24,137)	(24,525)
Accumulated other comprehensive loss	(9,975)	(11,488)
Total shareholders’ equity	1,147,580	1,128,469
Total liabilities and shareholders’ equity	$7,994,490	7,942,600

Equity to assets	14.35%	14.21%
Tangible common equity to assets	12.41%	12.23%
Book value per share	$12.23	$12.05
Tangible book value per share	$10.34	$10.14
Closing market price per share	$12.68	$12.14
Full time equivalent employees	2,063	2,042
Number of banking offices	166	165

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Quarter ended
	March 31,		December 31,
	2013	2012	2012
Interest income:
Loans receivable	$73,474	78,159	76,701
Mortgage-backed securities	3,441	4,691	3,697
Taxable investment securities	905	573	743
Tax-free investment securities	2,063	2,446	2,132
Interest-earning deposits	251	380	382
Total interest income	80,134	86,249	83,655

Interest expense:
Deposits	7,814	12,944	9,042
Borrowed funds	7,831	7,899	7,998
Total interest expense	15,645	20,843	17,040

Net interest income	64,489	65,406	66,615
Provision for loan losses	7,158	6,287	8,173
Net interest income after provision for loan losses	57,331	59,119	58,442

Noninterest income:
Impairment losses on securities	—	(545)	—
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	—	307	—
Net impairment losses	—	(238)	—
Gain/ (loss) on sale of investments, net	101	44	394
Service charges and fees	8,190	8,425	8,587
Trust and other financial services income	2,204	2,116	2,288
Insurance commission income	2,295	1,718	1,463
Loss on real estate owned, net	(130)	(1,070)	(2,804)
Income from bank owned life insurance	1,085	1,117	1,589
Mortgage banking income	956	531	1,874
Other operating income	1,176	997	964
Total noninterest income	15,877	13,640	14,355

Noninterest expense:
Compensation and employee benefits	27,930	27,838	28,302
Premises and occupancy costs	6,153	5,748	5,680
Office operations	3,268	3,324	3,419
Processing expenses	5,853	6,142	6,459
Marketing expenses	1,900	2,036	134
Federal deposit insurance premiums	1,438	1,620	1,211
Professional services	1,693	1,697	1,869
Amortization of intangible assets	348	295	219
Real estate owned expense	599	740	477
Other expense	2,289	1,836	2,662
Total noninterest expense	51,471	51,276	50,432

Income before income taxes	21,737	21,483	22,365
Income tax expense	6,439	6,302	6,040

Net income	$15,298	15,181	16,325

Basic earnings per share	$0.17	0.16	0.18

Diluted earnings per share	$0.17	0.16	0.18

Annualized return on average equity	5.45%	5.29%	5.65%
Annualized return on average assets	0.78%	0.76%	0.81%

Basic common shares outstanding	90,403,909	94,115,522	92,716,973
Diluted common shares outstanding	90,878,903	94,665,333	92,929,614

Northwest Bancshares, Inc. and Subsidiaries

Asset quality

(Dollars in thousands)

	March 31, 2013	December 31, 2012	March 31, 2012	December 31, 2011

Non-accrual loans current:
Residential mortgage loans	$1,728	797	—	—
Home equity loans	1,050	635	—	—
Other consumer loans	87	44	—	—
Commercial real estate loans	25,203	24,960	18,462	13,057
Commercial loans	9,069	5,424	4,232	13,480
Total non-accrual loans current	$37,137	31,860	22,694	26,537

Non-accrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$1,789	—	—	—
Home equity loans	222	—	—	—
Other consumer loans	26	—	—	—
Commercial real estate loans	5,105	5,549	3,068	3,274
Commercial loans	2,631	2,002	6,258	90
Total non-accrual loans delinquent 30 days to 59 days	$9,773	7,551	9,326	3,364

Non-accrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$1,969	—	—	—
Home equity loans	330	—	—	—
Other consumer loans	74	—	—	—
Commercial real estate loans	2,506	2,802	2,269	1,560
Commercial loans	1,318	9,652	534	3,808
Total non-accrual loans delinquent 60 days to 89 days	$6,197	12,454	2,803	5,368

Non-accrual loans delinquent 90 days or more:
Residential mortgage loans	$24,416	24,286	28,696	28,221
Home equity loans	7,967	8,479	9,100	9,560
Other consumer loans	1,802	1,936	1,983	2,667
Commercial real estate loans	22,204	24,550	34,601	44,603
Commercial loans	16,246	9,096	15,810	10,785
Total non- accrual loans delinquent 90 days or more	$72,635	68,347	90,190	95,836

Total non-accrual loans	$125,742	120,212	125,013	131,105

	March 31,	December 31,	March 31,	December 31,
	2013	2012	2012	2011

Nonperforming loans	$125,742	120,212	125,013	131,105
Real estate owned, net	24,035	26,165	28,895	26,887
Nonperforming assets	$149,777	146,377	153,908	157,992

Non-accrual troubled debt restructuring *	$46,109	41,166	29,606	29,575
Accruing troubled debt restructuring	45,256	48,278	37,697	39,854
Total troubled debt restructuring	$91,365	89,444	67,303	69,429

Nonperforming loans to total loans	2.24%	2.11%	2.23%	2.36%

Nonperforming assets to total assets	1.87%	1.84%	1.91%	1.99%

Allowance for loan losses to total loans	1.28%	1.28%	1.30%	1.28%

Allowance for loan losses to nonperforming loans	57.27%	60.91%	58.35%	54.26%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

Loan delinquency schedule

(Number of loans and dollar amount of loans)

	March 31,			December 31,			March 31,			December 31,
	2013		*	2012		*	2012		*	2011		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	410	$33,054	1.4%	430	32,921	1.4%	366	$29,414	1.2%	427	$33,671	1.4%
Home equity loans	204	6,254	0.6%	224	6,534	0.6%	201	7,086	0.7%	222	7,426	0.7%
Consumer loans	789	3,684	1.7%	1,122	5,456	2.3%	647	2,854	1.2%	903	4,854	2.0%
Commercial real estate loans	93	12,833	0.8%	87	13,001	0.8%	77	9,275	0.6%	104	10,680	0.7%
Commercial loans	49	4,620	1.2%	41	3,233	0.8%	29	7,069	1.7%	32	2,027	0.5%
Total loans delinquent 30 days to 59 days	1,545	$60,445	1.1%	1,904	61,145	1.1%	1,320	$55,698	1.0%	1,688	58,658	1.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	54	$4,577	0.2%	100	9,387	0.4%	22	$1,466	0.1%	99	$8,629	0.4%
Home equity loans	67	2,321	0.2%	65	1,977	0.2%	50	2,313	0.2%	47	1,953	0.2%
Consumer loans	302	1,145	0.5%	448	1,830	0.8%	262	1,083	0.5%	412	1,787	0.7%
Commercial real estate loans	32	4,448	0.3%	33	4,596	0.3%	27	3,203	0.2%	38	3,122	0.2%
Commercial loans	19	1,654	0.4%	17	10,158	2.5%	16	1,376	0.3%	25	4,958	1.3%
Total loans delinquent 60 days to 89 days	474	$14,145	0.3%	663	27,948	0.5%	377	$9,441	0.2%	621	20,449	0.4%

Loans delinquent 90 days or more:
Residential mortgage loans	233	$24,416	1.0%	266	24,286	1.0%	275	$28,696	1.2%	273	$28,221	1.2%
Home equity loans	179	7,967	0.8%	175	8,479	0.8%	167	9,100	0.9%	177	9,560	0.9%
Consumer loans	374	1,802	0.8%	427	1,936	0.8%	348	1,983	0.8%	456	2,667	1.1%
Commercial real estate loans	127	22,204	1.4%	146	24,550	1.6%	120	34,601	2.3%	131	44,603	3.1%
Commercial loans	51	16,246	4.1%	61	9,096	2.2%	56	15,810	3.9%	66	10,785	2.8%
Total loans delinquent 90 days or more	964	$72,635	1.3%	1,075	68,347	1.2%	966	$90,190	1.6%	1,103	95,836	1.7%

Total loans delinquent	2,983	$147,225	2.6%	3,642	157,440	2.8%	2,663	$155,329	2.8%	3,412	$174,943	3.2%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of March 31, 2013

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,355,253	—	17,952	—	1,179	2,374,384
Home equity loans	1,044,568	—	7,917	—	—	1,052,485
Other consumer loans	217,215	—	1,249	—	—	218,464
Total Personal Banking	3,617,036	—	27,118	—	1,179	3,645,333

Business Banking:
Commercial real estate loans	1,351,901	67,543	149,190	4,314	—	1,572,948
Commercial loans	324,303	13,955	52,539	1,207	—	392,004
Total Business Banking	1,676,204	81,498	201,729	5,521	—	1,964,952
	$5,293,240	81,498	228,847	5,521	1,179	5,610,285

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2012

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,395,809	—	18,743	48	1,049	2,415,649
Home equity loans	1,068,183	—	8,454	—	—	1,076,637
Other consumer loans	234,106	—	1,261	—	—	235,367
Total Personal Banking	3,698,098	—	28,458	48	1,049	3,727,653

Business Banking:
Commercial real estate loans	1,352,118	68,130	163,751	1,834	—	1,585,833
Commercial loans	320,228	13,077	52,742	2,947	—	388,994
Total Business Banking	1,672,346	81,207	216,493	4,781	—	1,974,827
	$5,370,444	81,207	244,951	4,829	1,049	5,702,480

Northwest Bancshares, Inc. and Subsidiaries

Allowance for loan losses

(Dollars in thousands)

	Quarter ended		Year ended
	March 31,		December 31,
	2013	2012	2012	2011
Allowance for loan losses
Beginning balance	$73,219	71,138	71,138	76,412
Provision	7,158	6,287	26,338	34,170
Charge-offs residential mortgage	(679)	(1,043)	(4,295)	(4,198)
Charge-offs home equity	(370)	(892)	(4,066)	(4,734)
Charge-offs other consumer	(1,404)	(1,287)	(5,919)	(5,283)
Charge-offs commercial real estate	(3,990)	(1,473)	(9,919)	(12,508)
Charge-offs commercial	(2,680)	(649)	(6,254)	(15,641)
Recoveries	755	860	6,196	2,920
Ending balance	$72,009	72,941	73,219	71,138

Net charge-offs to average loans, annualized	0.59%	0.32%	0.43%	0.72%

Northwest Bancshares, Inc. and Subsidiaries

Municipal securities portfolio

(Dollars in thousands)

	March 31, 2013			As a %
	Market	Book	Unrealized	of book
	value	value	gain	value
Municipal securities by state:
Pennsylvania
School districts	$93,934	90,618	3,316	47.3%
General obligations	33,377	31,992	1,385	16.7%
Revenue bonds	2,991	2,949	42	1.5%
Total Pennsylvania	130,302	125,559	4,743	65.5%
New York	26,044	25,352	692	13.2%
Ohio	6,315	5,973	342	3.1%
All other states	37,144	34,687	2,457	18.2%
	$199,805	191,571	8,234

	December 31, 2012			As a %
	Market	Book	Unrealized	of book
	value	value	gain	value
Municipal securities by state:
Pennsylvania
School districts	$96,271	91,951	4,320	46.7%
General obligations	37,205	35,418	1,787	18.0%
Revenue bonds	3,006	2,948	58	1.5%
Total Pennsylvania	136,482	130,317	6,165	66.2%
New York	26,831	25,954	877	13.2%
Ohio	6,390	5,973	417	3.0%
All other states	37,683	34,659	3,024	17.6%
	$207,386	196,903	10,483

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended March 31,
	2013			2012
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,638,332	74,028	5.25%	5,579,071	78,691	5.67%
Mortgage-backed securities (c)	725,524	3,441	1.90%	746,954	4,691	2.51%
Investment securities (c) (d)	470,386	4,079	3.47%	343,059	4,336	5.06%
FHLB stock	46,868	38	0.32%	48,246	—	—
Other interest-earning deposits	452,385	251	0.22%	658,747	380	0.23%

Total interest-earning assets	7,333,495	81,837	4.46%	7,376,077	88,098	4.80%

Noninterest earning assets (e)	585,516			615,734

Total assets	$7,919,011			7,991,811

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,180,487	894	0.31%	1,100,312	1,106	0.40%
Interest-bearing demand accounts	840,264	139	0.07%	785,935	227	0.12%
Money market accounts	1,107,522	742	0.27%	976,194	965	0.40%
Certificate accounts	1,849,782	6,039	1.32%	2,236,823	10,646	1.91%
Borrowed funds (f)	853,487	6,426	3.05%	833,843	6,477	3.12%
Junior subordinated debentures	103,094	1,405	5.45%	103,094	1,422	5.46%

Total interest-bearing liabilities	5,934,636	15,645	1.07%	6,036,201	20,843	1.38%
Noninterest bearing checking	768,071			715,558
Noninterest bearing liabilities	77,106			85,599

Total liabilities	6,779,813			6,837,358

Shareholders’ equity	1,139,198			1,154,453

Total liabilities and shareholders’ equity	$7,919,011			7,991,811

Net interest income/ Interest rate spread		66,192	3.39%		67,255	3.42%

Net interest-earning assets/ Net interest margin	$1,398,859		3.61%	1,339,876		3.65%

Ratio of interest-earning assets to interest-bearing liabilities	1.24X			1.22X

(a)   Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)   Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)   Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)   Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)   Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)   Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g)         Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.21% and 5.63%, respectively, Investment securities - 2.52% and 3.52%, respectively, Interest-earning assets - 4.37% and 4.70%, respectively. GAAP basis net interest rate spreads were 3.30% and 3.31%, respectively, and GAAP basis net interest margins were 3.52% and 3.55%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended			Quarter ended
	March 31, 2013			December 31, 2012
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,638,332	74,028	5.25%	5,709,603	77,279	5.41%
Mortgage-backed securities (c)	725,524	3,441	1.90%	717,028	3,697	2.06%
Investment securities (c) (d)	470,386	4,079	3.47%	408,925	4,022	3.93%
FHLB stock	46,868	38	0.32%	46,833	51	0.44%
Other interest-earning deposits	452,385	251	0.22%	608,772	382	0.25%

Total interest-earning assets	7,333,495	81,837	4.46%	7,491,161	85,431	4.56%

Noninterest earning assets (e)	585,516			502,514

Total assets	$7,919,011			7,993,675

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,180,487	894	0.31%	1,145,405	1,019	0.35%
Interest-bearing demand accounts	840,264	139	0.07%	837,955	145	0.07%
Money market accounts	1,107,522	742	0.27%	1,115,655	842	0.30%
Certificate accounts	1,849,782	6,039	1.32%	1,923,699	7,036	1.46%
Borrowed funds (f)	853,487	6,426	3.05%	864,085	6,562	3.02%
Junior subordinated debentures	103,094	1,405	5.45%	103,094	1,436	5.45%

Total interest-bearing liabilities	5,934,636	15,645	1.07%	5,989,893	17,040	1.13%
Noninterest bearing checking	768,071			751,164
Noninterest bearing liabilities	77,106			103,622

Total liabilities	6,779,813			6,844,679

Shareholders’ equity	1,139,198			1,148,996

Total liabilities and shareholders’ equity	$7,919,011			7,993,675

Net interest income/ Interest rate spread		66,192	3.39%		68,391	3.43%

Net interest-earning assets/ Net interest margin	$1,398,859		3.61%	1,501,268		3.65%

Ratio of interest-earning assets to interest-bearing liabilities	1.24X			1.25X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.21% and 5.37%, respectively, Investment securities - 2.52% and 2.81%, respectively, Interest-earning assets - 4.37% and 4.47%, respectively. GAAP basis net interest rate spreads were 3.30% and 3.34%, respectively, and GAAP basis net interest margins were 3.52% and 3.56%, respectively.